UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 31, 2005

Plexus Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	000-14824	39-1344447
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 Jewelers Park Drive, Neenah, Wisconsin		54957-0156
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	920-722-3451

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 31, 2005, the Board’s Compensation and Leadership Development Committee, acting on authority for the Board, approved the continuation of the Plexus 2005 Variable Incentive Compensation Plan (the "Incentive Compensation Plan") into 2006 and future years. The Incentive Compensation Plan provides for incentive bonuses to executive officers (and other salaried employees) based on goals set for the corporation and the individual in each fiscal year. Although different goals were set for fiscal 2006 and the Incentive Compensation Plan now continues automatically into future years unless terminated by the Board or Compensation Committee, the Incentive Compensation Plan is otherwise substantially similar in operation and concept to the Incentive Compensation Plan as it was in effect for fiscal 2005. The text of the Incentive Compensation Plan, as amended, will be filed as an exhibit to the Annual Report on Form 10-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plexus Corp.

September 1, 2005	By:	Joseph D. Kaufman

Name: Joseph D. Kaufman
Title: Senior Vice President, Secretary and Chief Legal Officer